SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2009

PERNIX GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-92445	36-4025775
(State or other jurisdiction of	(Commission file number)	(IRS employer
incorporation or organization)		identification no.)

860 Parkview Boulevard

Lombard, Illinois 60148

(Address of principal executive offices, including zip code)

(630) 620-4787

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01

Completion of Acquisition or Disposition of Assets.

Effective December 28, 2009 the Pernix Group, Inc. purchased 53.4% of the outstanding shares of stock (or 815,650 shares) of TransRadio SenderSysteme, Berlin AG from two shareholders of TransRadio.  650,000 shares were purchased at $2.70 per share from Lorna Continental, S.A. and 165,650 shares were purchased at $2.70 per share from Senna Finanz Holding, A.G.  The total purchase price for both transactions was $2,202,255.

The source of cash for the acquisition came from the sale of 2,934,000 unregistered securities yielding $2,200,500 to Halbarad Group, Ltd. and Ernil Continental, S.A. who currently own approximately 95% of the Pernix Group, Inc.’s outstanding shares.

ITEM 9.01

Financial Statements and Exhibits.

 (a)

Financial Statements of Businesses Acquired

The financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(b)

Pro-forma Financial Information

The financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(d)

Exhibits

Exhibit No.	Description
10.1	Stock Purchase and Transfer Agreement, dated December 22, 2009, between Pernix Group, Inc. and Lorna Continental, S.A.
10.2	Stock Purchase and Transfer Agreement, dated December 22, 2009, between Pernix Group, Inc. and Senna Finanz Holding, A.G.
99.1	Press Release dated January 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pernix Group Inc. (Registrant)

By:	/s/ Greg Grosvenor
Greg Grosvenor Chief Financial Officer

Date:  January 4, 2010